Exhibit 99.1

BIO-Key Announces That Tom Colatosti, Former Viisage CEO, To Become Co-CEO and Comments on Fiscal 2005 Second Quarter Results

Wall, N.J. – July 22, 2005 – BIO-key International, Inc. (OTC Bulletin Board: BKYI), the leader in finger-based biometric identification and wireless public safety solutions, said today that Tom Colatosti, BIO-key non-executive Chairmen of the Board will become Co-CEO with Mike DePasquale in a newly formed Office of the CEO. Colatosti is a recognized leader in the security industry and has extensive strategic and operational experience and success in growing revenue, increasing shareholder value and having a proven record of bringing a biometric company to consistent profitability.

Colatosti will focus on day-to-day operations in finance, investor relations and lead the mobile wireless Public Sector business. DePasquale will focus on sales, marketing and lead the biometrics business.   Commenting on the new structure, Colatosti said, “Our significant installed base of federal, state and local public service agencies; and important strategic events such as being selected for a pilot to provide biometrics to Indonesia with the potential to enroll 230 million people in a national ID system and the formation of a joint venture, called Identiphi, to provide electronic authentication and security for personal computing are important growth opportunities to position the company for substantial future growth. This structure will sharpen our execution focus and will enable us to drive the growing pipeline of sales activity in both the biometrics and wireless solutions business units.”

The Company also announced that revenue and EBITDA for its fiscal 2005 second quarter ending June 30, 2005 will fall below the previously announced expectations provided by the company. Based on its preliminary and unaudited review of its fiscal 2005 second quarter results, the Company currently expects revenues to be at the same level as Q1, or $3.9 million with an and EBITDA loss of $1.5 million. This compares to previous expectations of revenue being $1.2 million higher with a break even EBITDA.  The Company said the lower than expected results are largely related to delays in several anticipated contract awards that were extended beyond the close of its fiscal quarter. It is anticipated that these contracts will close during the current quarter.

DePasquale added, “Randy Fodero, Vice President of Sales has resigned. This will give us the opportunity to flatten out the organization and I look forward to getting closer to our customers and sales prospects. While our anticipated second quarter results are below expectations, I am heartened that the revenue shortfall is related to timing and not to the fundamental strength of the market or in our competitiveness. The precarious nature of national and world security underscores the large and urgent need for security solutions like our biometric and wireless technologies.”

Colatosti concluded, “We have the biometric and wireless technology and solutions the market wants and needs. We have made great progress in building a strong and growing sales pipeline. By sharpening our execution, I believe we are positioned to be the industry leader in biometrics and wireless solutions while building a great and significant company.”

About BIO-key

BIO-key develops and delivers advanced identification solutions and information services to law enforcement departments, public safety agencies, government and private sector customers. BIO-key’s mobile wireless technology provides first responders with critical, reliable, real-time data and images from local, state and national databases. BIO-key’s high-performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise data to improve security, convenience and privacy and to reduce identity theft. Over 2,500 police, fire and emergency services departments in North America use BIO-key solutions, making BIO-key the leading supplier of mobile and wireless solutions for public safety worldwide. (http://www.bio-key.com)

BIO-key Safe Harbor Statement

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. The words “estimate,” “project,” “intends,” “expects,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, see “Risk Factors” in the Company’s Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

For more information contact:

Julie Garand

508-460-4036

Julie.garand@bio-key.com

© Copyright 2005 by BIO-key International, Inc.